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                                                                       Exhibit J



                        CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
ARK Funds


We consent to the use of our report dated May 28, 1999, incorporated herein by reference and to the references to our Firm under the headings "Independent Auditors" in the statement of additional information and "Financial Highlights" and "Independent Auditors" in the Institutional Class and Retail Class A prospectus.



                                                      /s/ KPMG LLP



Boston, Massachusetts
June 28, 2000